                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 17, 1999



                                 BANCTEC, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                            0-9859                   75-1559633
       (State or other                 (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                                    Identification Number)

     4851 LBJ Freeway,
       12th Floor
      Dallas, Texas                                                      75244
   (Address of principal                                               (Zip code)
     executive offices)


      Registrant's telephone number, including area code:  (972) 341-4000


                                Not applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On June 17, 1999, BancTec, Inc., a Delaware corporation ("BancTec"), entered into an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement") with Colonial Acquisition Corp., a Delaware corporation ("Colonial"), amending and restating the Agreement and Plan of Merger previously entered into between BancTec and Colonial on April 5, 1999. The Amended Merger Agreement contemplates the merger (the "Merger") of Colonial with and into BancTec. As a result of the Merger, each outstanding share of BancTec's common stock, par value $.01 per share, other than shares held by stockholders who exercise and perfect their dissenters' appraisal rights, will be converted into the right to receive $18.50 in cash. Shares held by BancTec, its subsidiaries or Colonial will be cancelled in the Merger.

     The Merger is conditioned upon, among other things, approval of the stockholders of BancTec, receipt of financing and upon certain regulatory approvals. A copy of the Amended Merger Agreement is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

     A copy of the press release issued by BancTec announcing the execution of the Amended Merger Agreement is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     2.1  --   Amended and Restated Agreement and Plan of Merger, dated June 17,
               1999, by and between BancTec, Inc. and Colonial Acquisition Corp.

     99.1 --   Press release dated June 18, 1999
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BANCTEC, INC.



                                By: /s/ Tod V. Mongan
                                   ------------------------------
                                Name: Tod V. Mongan
                                Title:     Senior Vice President

Date:  June 18, 1999
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                                 EXHIBIT INDEX

   Exhibit
   Number                           Exhibit Title
   ------                           -------------

    2.1   --   Amended and Restated Agreement and Plan of Merger, dated June 17,
               1999, by and between BancTec, Inc. and Colonial Acquisition Corp.

   99.1   --   Press release dated June 18, 1999